CynergisTek, Inc. Announces Expiration of the Excluded Party “Go-Shop” Period, Update Regarding Previously Announced Go-Shop Proposal

AUSTIN, TX (June 29, 2022) – CynergisTek, Inc. (NYSE American: CTEK) (“CynergisTek”), leading cybersecurity, privacy, compliance, and IT audit firm helping organizations in highly regulated industries navigate emerging security and privacy issues, announces the expiration of the Excluded Party “go-shop” period set forth in the previously announced merger agreement (“Merger Agreement”) with Clearwater Compliance LLC (collectively with its affiliates, “Clearwater”), a healthcare focused cybersecurity, compliance, and risk management solutions firm, in an all cash transaction that values CynergisTek at approximately $17.7 million. All capitalized but undefined terms used herein have the meanings given in the Merger Agreement.

As previously announced, prior to the expiration of the initial “go-shop” period under the Merger Agreement, CynergisTek received an Acquisition Proposal from a potential strategic buyer who had been contacted by CynergisTek’s financial advisors (the “Go-Shop Proposal”), and thereafter CynergisTek has been engaged in negotiations with the potential strategic buyer regarding the terms and conditions of the Go-Shop Proposal.

As previously announced, on June 22, 2022, the CynergisTek Board of Directors (the “Board”) determined, in good faith after consultation with its outside financial advisor and legal counsel, that the Go-Shop Proposal would reasonably be expected to lead to a Superior Proposal, thereby making the potential strategic buyer an Excluded Party under the terms of the Merger Agreement. After continued negotiation with the potential strategic buyer prior to the expiration of the Excluded Party “go-shop” period under the Merger Agreement, at this time the Board has not determined that the Go-Shop Proposal constitutes a Superior Proposal, and there can be no assurances that a transaction will result from the Go-Shop Proposal or that any alternative transaction will be entered into or consummated.

Following the expiration of the “go-shop” period under the Merger Agreement, CynergisTek became subject to customary “no-shop” restrictions that limit its and its representatives’ ability to solicit alternative acquisition proposals from third parties, subject to customary “fiduciary out” provisions.

At this time, CynergisTek remains subject to the Merger Agreement and is complying with the terms and conditions thereof, which remain in effect unless and until the Merger Agreement is terminated. Accordingly, subject to and as required by the Merger Agreement, the Board has not made a Company Board Recommendation Change, reaffirms its recommendation of the Merger Agreement and rejects all Alternative Acquisition Agreements. CynergisTek does not intend to disclose developments with respect to this process unless and until it determines it is appropriate to do so, subject to the terms of the Merger Agreement.

The proposed merger and the Merger Agreement will be submitted to CynergisTek’s stockholders for their consideration at a special meeting of its stockholders. In connection therewith, CynergisTek intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to CynergisTek’s stockholders when it becomes available.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the Merger Agreement, which CynergisTek filed on May 23, 2022, as an exhibit to a current Report on Form 8-K.

Advisors

American Growth Capital is acting as financial advisor to CynergisTek, with Kirton McConkie PC acting as CynergisTek’s legal counsel.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to the Merger Agreement and transactions contemplated thereunder; failure to obtain the required votes of CynergisTek’s stockholders; the timing to consummate the proposed merger; the conditions to closing of the proposed merger not being satisfied or the closing of the proposed merger otherwise not occurring; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require CynergisTek to pay a termination fee; unanticipated difficulties or expenditures relating to the proposed merger; the diversion of management time on merger-related issues; results of litigation, settlements and investigations; actions by third parties, including governmental agencies and including the response of customers, service providers and business partners to the announcement of the proposed merger; product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of CynergisTek’s vendors to continue supplying CynergisTek with supplies and services at comparable terms and prices; CynergisTek’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; CynergisTek’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; CynergisTek’s ability to retain key members of management and successfully integrate new executives; CynergisTek’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of the COVID-19 pandemic, including actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; the general economic impact of the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, and the impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in CynergisTek’s Annual Report on Form 10-K for the year ended December 31, 2021 (as amended on Form 10-K/A) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each filed with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry, or the ongoing war in Ukraine. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. The forward-looking statements are made as of the date of this communication, and CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of CynergisTek or the solicitation of any vote or approval. The proposed merger and the merger agreement described above will be submitted to CynergisTek’s stockholders for their consideration at a special meeting of the stockholders. In connection therewith, CynergisTek intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to CynergisTek’s stockholders when it becomes available. CynergisTek may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY

AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a free copy of the definitive proxy statement and any amendments or supplements thereto and other documents filed by CynergisTek, once such documents are filed with the SEC, at the SEC's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from CynergisTek by directing such request to InvestorRelations@cynergisTek.com.

Participants in the Solicitation

CynergisTek and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. A list of the names of such directors and executive officers and information concerning such participants’ ownership of CynergisTek’s common stock is set forth in CynergisTek’s definitive proxy statement on Schedule 14A for the 2021 annual meeting of stockholders, filed with the SEC on August 26, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such proxy statement, and by CynergisTek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022 (as amended on Form 10-K/A, filed with the SEC on April 29, 2022). Additional information about the direct or indirect interests, by security holdings or otherwise, of those participants will be included in the definitive proxy statement and other documents filed with the SEC regarding the proposed merger, if and when they become available.  Free copies of these materials may be obtained as described in the preceding paragraph.

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CynergisTek Investor Relations Contact:

CynergisTek, Inc.
Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com

CynergisTek Media Contact:

CynergisTek, Inc.
Trinity McPherson
(443) 853-8468
trinity.mcpherson@cynergistek.com